                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 8, 2009

ANGELES PROPERTIES XI

(Exact name of Registrant as specified in its charter)

            California                0-11766                 95-3788040

 (State or other jurisdiction       (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Properties XI, a California limited partnership (the “Registrant”), owns a 100% interest in Fox Run AP XI, L.P., a South Carolina limited partnership (the “Partnership”).  The Partnership owns Fox Run Apartments (the “Property”), a 776-unit apartment complex located in Plainsboro, New Jersey.  On July 8, 2009, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Angelo Gordon Real Estate Inc., a Delaware corporation (the “Purchaser”), to sell Fox Run to the Purchaser for a total sales price of $70,350,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $70,350,000, subject to certain prorations and adjustments at the closing.  The Purchaser agreed to deliver an initial deposit (the “Initial Deposit”) of $3,500,000 to the escrow agent on or before July 8, 2009.

ASSESSED VALUE.  The parties agreed to adjust the Purchase Price to reflect potential tax savings or tax expense associated with an ongoing appeal relating to the Property’s 2009 assessed value.  If the final assessed value is greater than an assumed assessed value of $66,000,000 (the “Assumed Assessed Value”), the purchase price will be reduced to reflect additional tax expenses relating to the Property.  Correspondingly, if the final assessed value is less than the Assumed Assessed Value, the purchase price will be increased to reflect tax savings relating to the Property.  If the final assessed value is not established prior to the closing date, then within 30 days after the final assessed value has been determined, the parties agree that the applicable party will make a post-closing payment to the other party to reflect additional property tax expense or savings, as applicable.

TAX APPEAL.  The Purchaser agreed that the Partnership generally would have the right to settle the ongoing tax assessment appeal without the consent of the Purchaser.  However, if the proposed settlement is for a tax assessed value of  more than the Assumed Assessed Value or would otherwise increase the Purchaser’s obligations as the owner of the Property beyond the terms set forth in the proposed stipulations for 2009 and 2010 tax appeals, then the Partnership agreed to obtain the consent of the Purchaser before settling the tax assessment appeal.  If the tax appeal has not been completed 180 days after the closing date, the Partnership agreed to transfer control of the tax appeal proceedings to the Purchaser, at which time any costs of the proceedings would be prorated.  If control of the proceedings is transferred to the Purchaser, the Purchaser will have the right to settle without consent of the Partnership as long as the tax assessed is less than the amount set forth in the last draft of the stipulations.

CLOSING.   The expected closing date of the transaction is July 20, 2009. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay the cost of (i) all recording and filing charges in connection with the transfer of the property and all mortgage recording fees and taxes with respect to any mortgage loan obtained by the Purchaser, (ii) all premiums or fees required by the Purchaser with respect to its title policy and (iii) any “mansion tax” payable on transfer of the Property to the Purchaser. The Partnership will pay the cost of (i) any transfer taxes (with the exception of any “mansion tax”), (ii) all recording fees required to discharge any liens or encumbrances against the Property.  The Purchaser and the Seller will share equally the escrow fees of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The risk of loss or damage to the Property by reason of any insured or uninsured casualty during the period through and including the closing date in excess of $2,000,000 is not the obligation of the Partnership. The Partnership agreed to notify the Purchaser in writing of such damage or destruction and Purchaser may within 10 days of receiving notice elect to terminate the contract.  With respect to any loss or damage equal to or less than $2,000,000, the Partnership will either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser.  The Partnership must maintain in full force and effect until the closing date all existing insurance coverage on the Property.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required the required deposit, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposit to the Partnership, and neither the Purchaser nor the Partnership will be obligated to proceed with the purchase and sale.  The Partnership expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposit and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $250,000 or, subject to certain conditions, (ii) seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.14       Purchase and Sale Contract between Fox Run AP XI, L.P., a South Carolina limited partnership, and Angelo Gordon Real Estate Inc., a Delaware corporation, dated July 8, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES PARTNERS XI

By:   Angeles Realty Corporation II

Managing General Partner

By:   /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: July 14, 2009